EXHIBIT 10.5

Dated 1 December 2009
LLOYDS BANKING GROUP PLC DEED POLL

Ref: KJT/APG/MPT
Linklaters LLP

THIS DEED POLL (the “Deed Poll”) is executed by LLOYDS BANKING GROUP PLC (“LBG”), a company incorporated in Scotland with limited liability with registered number 95000 and having its registered office at The Mound, Edinburgh EH1 1YZ, United Kingdom as a deed on 1 December 2009 in favour of the holders of ECNs from time to time.

WHEREAS

(A)
Each of LBG Capital No. 1 plc and LBG Capital No. 2 plc proposes to issue from time to time ECNs pursuant to the £5,000,000,000 Enhanced Capital Note Programme. The ECNs will be constituted by the trust deed dated 1 December 2009 (as amended or supplemented from time to time, the “Trust Deed”) between LBG Capital No. 1 plc, LBG Capital No. 2 plc, LBG, Lloyds TSB Bank plc and BNY Corporate Trustee Services Limited (the “Trustee”).

(B)	The ECNs are subject to conversion into Ordinary Shares in the circumstances provided in the ECNs and the Trust Deed.

(C)
LBG, by a resolution of its Board of Directors passed on 2 November 2009 and a resolution of a committee of its Board of Directors passed on 23 November 2009, has determined to undertake (subject as provided herein) to each of the holders from time to time of the ECNs to deliver fully paid Ordinary Shares on the terms and subject to the conditions hereinafter provided.

(D)	LBG has determined to execute this Deed Poll in connection with the issue of the ECNs and the delivery of the Ordinary Shares in relation thereto.

NOW THIS INSTRUMENT WITNESSETH as follows:

1	INTERPRETATION

1.1	In this Deed Poll, unless there is something in the subject matter or context inconsistent therewith, the words and expressions set out below bear the following meanings:

“business day” means, in relation to any place, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for business in that place;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Companies Act” means the Companies Act 2006;

“Conversion Date” means the date specified as such in the relevant Conversion Trigger Notice;

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five consecutive dealing days (or, for the purposes of Clause 3.4, 10 consecutive dealing days) ending on the dealing day immediately preceding such date; provided that, if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(a)
if the Ordinary Shares to be issued or delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(b)
if the Ordinary Shares to be issued or delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if on each of the said five dealing days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued or delivered do not rank for that Dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five dealing days (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser;

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time);

“Dividend” means any dividend or distribution in respect of the Ordinary Shares to Shareholders (including a Spin-Off) whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to holders upon or in connection with a reduction of capital (and for these purposes a distribution of assets includes, without limitation, an issue of Ordinary Shares or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves), provided that:

(a)
where: (1) a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Ordinary Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a cash Dividend of an amount equal to the greater of (i) the Fair Market Value of such cash amount and (ii) the Current Market Price of such Ordinary Shares as at the first date on which the Ordinary Shares are traded ex- the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalisation on the Relevant Stock Exchange or, if later, the date on which the number of Ordinary Shares (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined or (2) there shall be any issue of Ordinary Shares by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) where such issue is or is expressed to be in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a cash Dividend of an amount equal to the Current Market Price of such Ordinary Shares as at the first date on which the Ordinary Shares are traded ex- the relevant capitalisation on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalisation or, in any such case, if later, the date on which the number of Ordinary Shares to be issued or delivered is determined;

(b)	any issue of Ordinary Shares falling within Clause 3.2 shall be disregarded;

(c)
a purchase or redemption or buy back of share capital of LBG by or on behalf of LBG or any of its Subsidiaries shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Ordinary Shares by or on behalf of LBG or any of its Subsidiaries, the weighted average price per Ordinary Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such day) exceeds by more than 5 per cent. the average of the daily Volume Weighted Average Price of an Ordinary Share on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Ordinary Shares at some future date at a specified price or where a tender offer is made, on the five dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Ordinary Share, a minimum price per Ordinary Share or a price range or formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Relevant Currency to the extent that the aggregate price paid (before expenses) in respect of such Ordinary Shares purchased, redeemed or bought back by LBG or, as the case may be, any of its Subsidiaries (translated where appropriate into the Relevant Currency as provided above) exceeds the product of (i) 105 per cent. of the daily Volume Weighted Average Price of an Ordinary Share determined as aforesaid and (ii) the number of Ordinary Shares so purchased, redeemed or bought back;

(d)
if LBG or any of its Subsidiaries shall purchase, redeem or buy back any depositary or other receipts or certificates representing Ordinary Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e)
where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by LBG for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Ordinary Shares held by them from a person other than, or in addition to, LBG, such dividend or distribution shall for the purposes of this Deed Poll be treated as a dividend or distribution made or paid to Shareholders by LBG, and the foregoing provisions of this definition and the provisions of this Deed Poll, including references to LBG paying or making a dividend, shall be construed accordingly, and any such determination shall be made on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

“ECNs” shall, unless the context otherwise requires, mean the ECNs of a particular Series;

“ECN Holders” has the meaning provided in the Conditions of the ECNs and shall, for the purposes of this Deed Poll, if the ECNs are represented by a Global Security or are in definitive form and held through Euroclear or Clearstream, Luxembourg, include each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular principal amount of ECNs (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such ECNs standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error), and such person shall be treated by LBG as the holder of such principal amount of such ECNs for all purposes. In addition, the term “ECN Holder” (as defined) shall, in the case of a Conversion of ECNs, for the purposes only of this Deed Poll also include the person who was the holder of the relevant ECN on the Conversion Date until such time as LBG shall have satisfied its obligations in full pursuant to this Deed Poll in respect of the Conversion of such ECN. The expression “ECN Holders”, “ECN” and “holder of ECNs” and related expressions shall be construed accordingly.

“Euroclear” means Euroclear Bank S.A./N.V.

“Exempt Newco Scheme” means a Newco Scheme where, immediately after completion of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are (i) admitted to trading on the Relevant Stock Exchange or (ii) admitted to listing on such other regulated, regularly operating, recognised stock exchange or securities market as LBG or Newco may determine;

“Extraordinary Resolution” has the meaning provided in the Trust Deed;

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith, provided that (i) the Fair Market Value of a cash Dividend shall be the amount of such cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Financial Adviser), the Fair Market Value (a) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of (a) and (b), during the period of five dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; (iv) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined in good faith by an Independent Financial Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated into the Relevant Currency (if declared or paid or payable in a currency other than the Relevant Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in the Relevant Currency; and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit;

“FSA” or “Financial Services Authority” means the Financial Services Authority or such other governmental authority in the United Kingdom (or, if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and the LBG Group;

“Further ECNs” means any further ECNs issued pursuant to Condition 16 of the ECNs and consolidated and forming a single series with the then outstanding ECNs;

“Global Security” means the global security in bearer form initially representing the Bearer ECNs on the Issue Date and/or the global security in registered form initially representing the Registered ECNs on the Issue Date, as the context may require.

“Independent Financial Adviser” means an independent financial institution of international repute appointed at its own expense by LBG;

“LBG Group” means LBG and its Subsidiaries;

“London Stock Exchange” means the London Stock Exchange plc;

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the Shareholders of LBG immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and LBG; provided that (i) only ordinary shares or units or equivalent of Newco or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco are issued to Existing Shareholders; (ii) immediately after completion of the Scheme of Arrangement the only holders of ordinary shares, units or equivalent of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco, are Existing Shareholders holding in the same proportions as immediately prior to completion of the Scheme of Arrangement; (iii) immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only shareholder of LBG; (iv) all Subsidiaries of LBG immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of LBG) are Subsidiaries of LBG (or of Newco) immediately after completion of the Scheme of Arrangement; and (v) immediately after completion of the Scheme of Arrangement LBG (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by LBG immediately prior to the Scheme of Arrangement;

“Notice Cut-off Date” has the meaning provided in Clause 11.1;

“Ordinary Shares” means fully paid ordinary shares in the capital of LBG currently with a par value of £0.10 each;

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity);

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an Independent Financial Adviser shall in good faith prescribe;

“Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, in any such case, if that is not a dealing day, the next following dealing day;

“Relevant Currency” means pounds sterling or, if at the relevant time or for the purposes of the relevant calculation or determination the London Stock Exchange is not the Relevant Stock Exchange, the currency in which the Ordinary Shares are quoted or dealt in on the Relevant Stock Exchange at such time;

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information;

“Relevant Stock Exchange” means the London Stock Exchange or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the London Stock Exchange, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing;

“Retroactive Adjustment” has the meaning provided in Clause 4;

“Securities” means any securities including, without limitation, shares in the capital of LBG, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of LBG;

“Series” has the meaning provided in the ECNs;

“Settlement Date” means the 15th London business day following the Conversion Date;

“Shareholders” means the holders of Ordinary Shares;

“Specified Date” has the meaning provided in Clauses 3.7 and 3.8;

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by LBG to Shareholders as a class; or

(b)
any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than LBG) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with LBG or any of its Subsidiaries;

“Spin-Off Securities” means equity share capital of an entity other than LBG or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than LBG;

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act;

“UK Listing Authority” means the Financial Services Authority in its capacity as competent authority for the purposes of the Financial Services and Markets Act 2000; and

“Volume Weighted Average Price” means, in respect of an Ordinary Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of an Ordinary Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of an Ordinary Share) from the relevant Bloomberg page or (in the case of a Security (other than Ordinary Shares), Spin-Off Security, options, warrants or other rights) from the principal stock exchange or securities market on which such Securities, Spin-Off Securities, options, warrants or other rights are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security, a Spin-Off Security, option, warrant or other right, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.

1.2	References to:

1.2.1	“£” and “pounds sterling” means the lawful currency for the time being of the United Kingdom;

1.2.2	“ordinary share capital” has the meaning provided in Section 832 of the Income and Corporation Taxes Act 1988 and “equity share capital” has the meaning provided in Section 548 of the Companies Act;

1.2.3
any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.4
any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant; and

1.2.5
to listing on the London Stock Exchange (or like or similar references) shall be construed as admission to the Official List of the UK Listing Authority and admission to trading on the EEA Regulated Market of the London Stock Exchange and references to “EEA Regulated Market” mean a market as defined by Article 4.1 (14) of Directive 2004/39/EC of the European Parliament and of the Council on markets in financial instruments.

1.3
For the purposes of Clauses 3, 4, 6, 9, 10, 11, 12 and 17, (1) references to the “issue” of Ordinary Shares or Ordinary Shares being “issued” shall, unless otherwise expressly specified in those Clauses, include the delivery of Ordinary Shares, whether newly issued and allotted or previously existing or held by or on behalf of LBG or any of its Subsidiaries, and (2) Ordinary Shares held by or on behalf of LBG or any of its respective Subsidiaries (and which, in the case of Clauses 3.4 and 3.6, do not rank for the relevant right or other entitlement) shall not be considered as or treated as “in issue” or “issued” or entitled to receive the relevant Dividend, right or other entitlement.

1.4
In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith to be appropriate to reflect any consolidation or sub-division of the Ordinary Shares or any issue of Ordinary Shares by way of capitalisation of profits or reserves, or any like or similar event.

1.5	Unless otherwise provided herein, terms defined in the ECNs or the Trust Deed shall have the same meaning in this Deed Poll.

1.6
Unless the context requires otherwise, terms importing the singular number only shall include the plural and vice versa and terms importing persons shall include firms and corporations and terms importing one gender only shall include the other gender.

1.7	References in this Deed Poll to “Clauses” shall be construed as references to the Clauses of this Deed Poll.

1.8	The headings to Clauses are inserted for convenience only and shall not affect the construction of this Deed Poll.

2	CONVERSION BY LBG

2.1
In consideration of the Issuer’s obligation to pay the Conversion Settlement Sum to LBG, LBG shall issue or deliver a number of new and/or existing Ordinary Shares on Conversion of each ECN determined by dividing the principal amount of an ECN (where relevant, translated into pounds sterling at the Prevailing Rate on the second London business day prior to the Conversion Date) by (i) in the case of ECNs where the Specified Currency is not pounds sterling, the conversion price (the “Conversion Price”) in effect on the Conversion Date or (ii) in the case of ECNs where the Specified Currency is pounds sterling, by the Specified Conversion Price.

For the purposes of the foregoing, “Specified Conversion Price” means the Conversion Price in effect on the Conversion Date, save that if the closing price of the Ordinary Shares as derived from the Relevant Stock Exchange on the dealing day immediately preceding the Conversion Date shall be greater than the Conversion Price in effect on such dealing day, “Specified Conversion Price” means the sum of (i) the Conversion Price in effect on the Conversion Date and (ii) £0.01.

2.2
The initial Conversion Price per Ordinary Share in respect of the ECNs is specified in the relevant Final Terms. The Conversion Price is subject to adjustment in the circumstances described in Clause 3 below.

2.3	Once an ECN has been converted into Ordinary Shares, there is no provision for the reconversion of such Ordinary Shares back into ECNs.

3	ADJUSTMENT OF CONVERSION PRICE

Upon the happening of any of the events described below, the Conversion Price shall be adjusted as follows:

3.1
If and whenever there shall be a consolidation, reclassification or subdivision in relation to the Ordinary Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification or subdivision by the following fraction:

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and.

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

3.2
If and whenever LBG shall issue any Ordinary Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Dividend in cash which the Shareholders would or could otherwise have elected to receive, (2) where the Shareholders may elect to receive a Dividend in cash in lieu of such Ordinary Shares or (3)

where any such Ordinary Shares are or are expressed to be issued in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

3.3
If and whenever any Dividend shall be made or paid to Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B
is the portion of the Fair Market Value of the aggregate Dividend attributable to one Ordinary Share, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Ordinary Shares entitled to receive the relevant Dividend (or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares by or on behalf of LBG or any Subsidiary of LBG, by the number of Ordinary Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Ordinary Shares, or any Ordinary Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).

Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein.

“Effective Date” means, in respect of this Clause 3.3, the first date on which the Ordinary Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Ordinary Shares or any depositary or other receipts or certificates representing Ordinary Shares, the date on which such purchase, redemption or buy back is made or, in the case of a Spin-Off, on the first date on which the Ordinary Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.

For the purposes of the above, Fair Market Value shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.

3.4
If and whenever LBG shall issue Ordinary Shares to Shareholders as a class by way of rights, or shall issue or grant to Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Ordinary Shares in issue on the Effective Date;

B
is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C
is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Clause 3.4, the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

3.5
If and whenever LBG shall issue any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase any Ordinary Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Ordinary Shares or options, warrants or other rights to subscribe for or purchase Ordinary Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Clause 3.5, the first date on which the Ordinary Shares are traded ex- the relevant Securities or ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

3.6
If and whenever LBG shall issue (otherwise than as mentioned in Clause 3.4 above) wholly for cash or for no consideration any Ordinary Shares (other than Ordinary Shares issued on conversion of the ECNs or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Ordinary Shares) or issue or grant (otherwise than as mentioned in Clause 3.4 above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Ordinary Shares (other than the ECNs, which term shall for this purpose include any Further ECNs), in each case at a price per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A	is the number of Ordinary Shares in issue immediately before the issue of such Ordinary Shares or the grant of such options, warrants or rights;

B
is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the issue of such Ordinary Shares or, as the case may be, for the Ordinary Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Ordinary Share; and

C
is the number of Ordinary Shares to be issued pursuant to such issue of such Ordinary Shares or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Clause 3.6, the date of issue of such Ordinary Shares or, as the case may be, the grant of such options, warrants or rights.

3.7
If and whenever LBG or any Subsidiary of LBG or (at the direction or request of or pursuant to any arrangements with LBG or any Subsidiary of LBG) any other company, person or entity (otherwise than as mentioned in Clause 3.4, 3.5 or 3.6 above) shall issue wholly for cash or for no consideration any Securities (other than the ECNs which term shall for this purpose exclude any Further ECNs) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be redesignated as Ordinary Shares, and the consideration per Ordinary Share receivable upon conversion, exchange, subscription or redesignation is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the terms of issue of such securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A
is the number of Ordinary Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Ordinary Shares which have been issued, purchased or acquired by LBG or any Subsidiary of LBG (or at the direction or request or pursuant to any arrangements with LBG or any Subsidiary of LBG) for the purposes of or in connection with such issue, less the number of such Ordinary Shares so issued, purchased or acquired);

B
is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Ordinary Shares to be issued or to arise from any such redesignation would purchase at such Current Market Price per Ordinary Share; and

C
is the maximum number of Ordinary Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Ordinary Shares which may be issued or arise from any such redesignation, provided that if at the time of issue of the relevant Securities or date of grant of such rights (as used in this Clause 3.7, the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are redesignated or at such other time as may be provided), then for the purposes of this Clause 3.7, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Clause 3.7, the date of issue of such Securities or, as the case may be, the grant of such rights.

3.8
If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any such Securities (other than the ECNs, which term shall for this purpose include any Further ECNs) as are mentioned in Clause 3.7 above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Ordinary Share receivable has been reduced and is less than 95 per cent. of the Current Market Price per Ordinary Share on the date of the first public announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

where:

A
is the number of Ordinary Shares in issue on the dealing day immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Ordinary Shares which have been issued, purchased or acquired by LBG or any Subsidiary of LBG (or at the direction or request or pursuant to any arrangements with LBG or any Subsidiary of LBG) for the purposes of or in connection with such Securities, less the number of such Ordinary Shares so issued, purchased or acquired);

B
is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Ordinary Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and

C
is the maximum number of Ordinary Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser shall consider appropriate for any previous adjustment under this Clause 3.8 or Clause 3.7 above;

provided that if at the time of such modification (as used in Clause 3.8, the “Specified Date”) such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided), then for the purposes of this Clause 3.8, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Clause 3.8, the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.

3.9
If and whenever LBG or any Subsidiary of LBG or (at the direction or request of or pursuant to any arrangements with LBG or any Subsidiary of LBG) any other company, person or entity shall offer any Securities in connection with which Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under Clause 3.2, 3.3, 3.4, 3.6 or 3.7 above (or would fall to be so adjusted if the relevant issue or grant was at less than 95 per cent. of the Current Market Price per Ordinary Share on the relevant dealing day) or under Clause 3.5 above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the Effective Date by the following fraction:

where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B	is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Ordinary Share.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this Clause 3.9, the first date on which the Ordinary Shares are traded ex-rights on the Relevant Stock Exchange.

3.10
If LBG determines that a reduction to the Conversion Price should be made for whatever reason, the Conversion Price will be reduced (either generally or for a specified period as notified to ECN Holders) in such manner and with effect from such date as LBG shall determine and notify to the ECN Holders.

3.11	Notwithstanding the foregoing provisions of this Clause 3:

3.11.1
where the events or circumstances giving rise to any adjustment pursuant to this Clause 3 have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of LBG, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result;

3.11.2
such modification shall be made to the operation of this Deed Poll as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (i) to ensure that an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once and (ii) to ensure that the economic effect of a Dividend is not taken into account more than once; and

3.11.3
for the avoidance of doubt, the issue of Ordinary Shares upon a Conversion or upon any conversion or exchange in respect of any other Securities or the exercise of any other options, warrants or other rights shall not result in an adjustment to the Conversion Price.

3.12	For the purpose of any calculation of the consideration receivable or price pursuant to Clauses 3.4, 3.6, 3.7 and 3.8, the following provisions shall apply:

3.12.1	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

3.12.2
(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by LBG to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant date of first public announcement referred to in Clause 3.6, 3.7 or 3.8, as the case may be, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

3.12.3
if the consideration or price determined pursuant to (1) or (2) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of (1) above) or the relevant date of first public announcement (in the case of (2) above);

3.12.4
in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

3.12.5
the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to LBG or another entity.

4	RETROACTIVE ADJUSTMENTS

If the Conversion Date in relation to the conversion of any ECN shall be after the record date in respect of any consolidation, reclassification or sub-division as is mentioned in Clause 3.1, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in Clause 3.2, 3.3, 3.4, 3.5 or 3.9, or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in Clauses 3.6 and 3.7 or of the terms of any such modification as is mentioned in Clause 3.8, but before the relevant adjustment to the Conversion Price becomes effective under this Clause 3 (such adjustment, a “Retroactive Adjustment”), then LBG shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or delivered to the relevant ECN Holder, in accordance with the instructions contained in the relevant Conversion Notice or, as the case may be, to the Relevant Person, such additional number of Ordinary Shares (if any) (the “Additional Ordinary Shares”) as, together with the Ordinary Shares issued or delivered on Conversion of the relevant ECN

(together with any fraction of an Ordinary Share not so issued or delivered), is equal to the number of Ordinary Shares which would have been required to be issued or delivered on Conversion if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the Conversion Date. Where such Additional Ordinary Shares are to be issued to the Relevant Person, the provisions of Clause 11.3 below relating to the sale of Ordinary Shares shall apply mutatis mutandis.

5	DECISION OF AN INDEPENDENT FINANCIAL ADVISER

If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, and following consultation between LBG and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on LBG and the ECN Holders, save in the case of manifest error.

6	SHARE OPTION SCHEMES

No adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including Directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of LBG or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme.

7	ROUNDING DOWN AND NOTICE OF ADJUSTMENT TO THE CONVERSION PRICE

7.1
On any adjustment, the resultant Conversion Price, if a number that is of more decimal places than the initial Conversion Price, shall be rounded to such decimal place. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made.

7.2	Notice of any adjustments to the Conversion Price shall be given by LBG to ECN Holders promptly after the determination thereof.

7.3
The Conversion Price shall not in any event be reduced to below the nominal value of the Ordinary Shares. LBG undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value.

8	QUALIFYING RELEVANT EVENT

8.1
If a Qualifying Relevant Event shall occur, the ECNs shall, where the Conversion Date falls on or after the New Conversion Condition Effective Date, be converted into Relevant Shares of the Approved Entity, mutatis mutandis as provided in accordance with this Deed Poll, at a Conversion Price that shall be initially the New Conversion Price and where the principal amount of the ECNs (where relevant) shall be translated into pounds sterling at the Prevailing Rate on the second London business day prior to the Conversion Date.

8.2
The New Conversion Price shall be subject to adjustment in the circumstances provided in this Deed Poll (with such modifications and amendments as an Independent Financial Adviser acting in good faith shall determine to be appropriate) and LBG shall give notice to ECN Holders of the New Conversion Price and of any such modifications and amendments.

8.3	In the case of a Qualifying Relevant Event:

8.3.1
LBG shall, on or prior to the New Conversion Condition Effective Date, enter into such agreements and arrangements, which may include deeds supplemental to this Deed Poll, and such amendments and modifications to this Deed Poll shall be made to ensure that, with effect from the New Conversion Condition Effective Date, the ECNs shall be convertible into, or exchangeable for, Relevant Shares of the Approved Entity, mutatis mutandis in accordance with, and subject to, this Deed Poll (as may be so supplemented, amended or modified) at an initial Conversion Price equal to the New Conversion Price;

8.3.2
LBG shall, where the Conversion Date falls on or after the New Conversion Condition Effective Date, procure the issue and/or delivery of the relevant number of Relevant Shares in the manner provided in this Deed Poll, as may be supplemented, amended or modified as provided above.

8.3.3	Within 10 calendar days following the occurrence of a Relevant Event, LBG shall give notice thereof to the ECN Holders (a “Relevant Event Notice”).

8.3.4	The Relevant Event Notice shall specify:

(a)	the identity of the Acquiror;

(b)	whether the Relevant Event is a Qualifying Relevant Event or a Non-Qualifying Relevant Event;

(c)	in the case of a Qualifying Relevant Event, if determined at such time, the New Conversion Price;

(d)
in the case of a Non-Qualifying Relevant Event where the Acquiror is an Approved Entity, that, with effect from the date falling eight days following the occurrence of the Relevant Event and unless the Conversion Trigger shall have occurred prior to such date, outstanding ECNs shall not be subject to Conversion at any time notwithstanding that a Conversion Trigger may occur subsequently; and

(e)
in the case of a Non-Qualifying Relevant Event where the Acquiror is not an Approved Entity, that, with effect from the occurrence of the Relevant Event and unless the Conversion Trigger shall have occurred prior to such date, outstanding ECNs shall not be subject to Conversion at any time notwithstanding that a Conversion Trigger may occur subsequently.

8.4	For the purposes if this Clause 8:

“Acquiror” means the person which, following a Relevant Event, controls LBG.

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state (other than an Excepted Person) and which, on the occurrence of the Relevant Event, has in issue Relevant Shares.

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets on financial instruments.

“Excepted Person” means any of:

(i)	the United Kingdom Government;

(ii)	any agency of the United Kingdom Government;

(iii)	any person or entity (other than a body corporate) controlled by the United Kingdom Government or any such agency referred to in (ii) above; and

(iv)
a body corporate in which the United Kingdom Government and/or any agency of the United Kingdom Government and/or any person or entity referred to in (iii) is (directly or indirectly) the legal or beneficial owner of more than 75 per cent. of the issued Ordinary Shares (or equivalent) or of the votes that may ordinarily be cast at a general meeting of Shareholders (or the like) of such body corporate.

The “New Conversion Condition” shall be satisfied if by not later than seven days following the occurrence of a Relevant Event where the Acquiror is an Approved Entity, LBG shall have entered into arrangements to its satisfaction with the Approved Entity for delivery of Relevant Shares upon a Conversion of the ECNs as provided in this Deed Poll.

“New Conversion Condition Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“New Conversion Price” means the amount determined in accordance with the following formula:

where:
NCP	is the New Conversion Price.
ECP	is the Conversion Price in effect on the dealing day immediately prior to the New Conversion Condition Effective Date.
VWAPRS
means the average of the Volume Weighted Average Price of the Relevant Shares (translated, if necessary, into pounds sterling at the Prevailing Rate on the relevant dealing day) on each of the 10 dealing days ending on the dealing day prior to the date the Relevant Event shall have occurred (and where references in the definition of “Volume Weighted Average Price” to “Ordinary Shares” shall be construed as a reference to the Relevant Shares and in the definition of “dealing day”, references to the “Relevant Stock Exchange” shall be to the relevant Recognised Stock Exchange).
VWAPOS	is the average of the Volume Weighted Average Price of the Ordinary Shares on each of the 10 dealing days ending on the dealing day prior to the date the Relevant Event shall have occurred.

“Non-Qualifying Relevant Event” means a Relevant Event that is not a Qualifying Relevant Event.

“Qualifying Relevant Event” means a Relevant Event where:

(i)	the Acquiror is an Approved Entity; and

(ii)	the New Conversion Condition is satisfied.

“Recognised Stock Exchange” means an EEA Regulated Market or another regulated, regularly operating, recognised stock exchange or securities market in an OECD member state.

A “Relevant Event” shall occur if any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) acquires control of LBG (other than as a result of an Exempt Newco Scheme).

For the purposes of the definition of “Relevant Event”, “control” means:

(i)	where the Acquiror is not an Excepted Person:

(ii)	the acquisition or holding of legal or beneficial ownership of more than 50 per cent. of the issued Ordinary Shares of LBG; or

(iii)
the right to appoint and/or remove all or the majority of the members of the Board of Directors of LBG, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise; or

(iv)	where the Acquiror is an Excepted Person, the acquisition or holding of legal or beneficial ownership of 75 per cent. or more of the issued Ordinary Shares of LBG;

and “controlled” shall be construed accordingly.

“Relevant Shares” means ordinary share capital of the Approved Entity that constitutes equity share capital or the equivalent (or depositary or other receipts representing the same) which is listed and admitted to trading on a Recognised Stock Exchange.

9	PROCEDURE FOR SETTLEMENT AND DELIVERY OF ORDINARY SHARES ON CONVERSION

Ordinary Shares to be issued upon a Conversion in respect of the ECNs shall be issued and delivered subject to and as provided below.

10	FRACTIONS

Fractions of Ordinary Shares will not be issued or delivered pursuant to this Deed Poll upon a Conversion and no cash payment will be made in lieu thereof. However, if one or more Conversion Notices and relevant ECNs or Certificates representing the same (in the case of Registered ECNs) are delivered not later than the Notice Cut-off Date such that the Ordinary Shares to be issued or delivered on Conversion of ECNs are to be registered in the same name, the number of Ordinary Shares to be issued or delivered in respect thereof shall be calculated on the basis of the aggregate principal amount of such ECNs to be converted.

Where Ordinary Shares are to be issued to the Relevant Person pursuant to Clause 11.3 below, the number of Ordinary Shares so to be issued and/or delivered shall be calculated on the basis of the aggregate principal amount of the ECNs to be converted in respect of which such issue or delivery is to be made.

11	PROCEDURE FOR DELIVERY IN RESPECT OF A CONVERSION

11.1
In order to obtain delivery of the relevant Ordinary Shares on a Conversion of the ECNs, the relevant ECN Holder must (a) if the ECNs held by it are in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver a duly completed Conversion Notice, together with the relevant ECNs or Certificates representing the same (in the case of Registered ECNs) to the specified office of any Paying and Conversion Agent at least five business days in the relevant place of delivery prior to the Conversion Date (the “Notice Cut-off Date”) or (b) if the ECNs held by it are represented by a Global Security or are in definitive form and held through Euroclear or Clearstream, Luxembourg, give a notice to the Issuing, Paying and Conversion Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg prior to the Notice Cut-off Date (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Issuing, Paying and Conversion Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time with the following details: (1) the name of the ECN Holder; (2) the principal amount of ECNs held by it and the subject of the Conversion; (3) the CREST account details or, if on Conversion the Ordinary Shares are not a participating security in CREST, the address to which the Ordinary Shares should be delivered; and (4) such other details as Euroclear or Clearstream, Luxembourg may require. Any reference in this Deed Poll to delivering Conversion Notices and ECNs shall, whilst the ECNs are represented by a Global Security or the relevant ECNs are in definitive form and held through Euroclear or Clearstream, Luxembourg, be construed accordingly.

If such delivery is made or notice is given after the end of normal business hours at the specified office of the relevant Paying and Conversion Agent or on a day which is not a business day in such place, such delivery or notice shall be deemed for all purposes of this Deed Poll to have been made or given on the next following such business day.

11.2
Subject as provided herein, the relevant Ordinary Shares will be issued and delivered in accordance with the instructions given in the relevant Conversion Notice, provided the Conversion Notice and the relevant ECNs or the Certificate representing the same (in the case of a Registered ECN) are delivered not later than the Notice Cut-off Date.

11.3
If the Conversion Notice and relevant ECNs or the Certificate representing the same (in the case of a Registered ECN) are not delivered to the specified office of a Paying and Conversion Agent on or before the Notice Cut-off Date, then on the Settlement Date, the relevant Ordinary Shares will be issued or delivered to a person (the “Relevant Person”) selected by LBG. LBG shall procure that all of such Ordinary Shares shall be sold by or on behalf of the Relevant Person as soon as reasonably practicable, based on advice from a reputable financial institution, investment or commercial bank or broker selected by LBG and subject to any necessary consents being obtained and to the deduction by or on behalf of the Relevant Person of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Relevant Person in connection with the issue, allotment and sale thereof, the net proceeds of sale shall as soon as reasonably practicable be distributed rateably to the relevant ECN Holders in accordance with Condition 9 of the ECNs or in such other manner and at such time as LBG shall determine and notify to the ECN Holders.

The amount of such net proceeds of sale payable to a holder pursuant to this Clause 11.3 shall (without prejudice to Clause 4) be treated for all purposes as a good discharge of the obligations of LBG under this Deed Poll in respect of the relevant Conversion.

LBG shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this Clause 11.3 or in respect of any sale of any Ordinary Shares or Additional Ordinary Shares, whether for the timing of any such sale or the price at or manner in which any such Ordinary Shares or Additional Ordinary Shares are sold or the inability to sell any such Ordinary Shares or Additional Ordinary Shares.

11.4
Any Conversion Notice shall be irrevocable. Failure properly to complete and deliver a Conversion Notice and deliver the relevant ECNs or the Certificate representing the same in the case of a Registered ECN may result in such notice being treated as null and void and LBG shall be entitled to effect settlement in accordance with Clause 11.3 above. Any determination as to whether any Conversion Notice has been properly completed and delivered as provided in this Deed Poll shall be made by LBG in its sole discretion and shall be conclusive and binding on the relevant ECN Holders.

12	TAXES AND DUTIES

12.1
An ECN Holder or Relevant Person must pay (in the case of the Relevant Person by means of deduction from the net proceeds of sale referred to in Clause 11 above) any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on Conversion (other than any taxes or capital, issue and registration and transfer taxes or stamp duties payable in the United Kingdom in respect of the issue or transfer and delivery of the Ordinary Shares (including any Additional Ordinary Shares) in accordance with a Conversion Notice delivered pursuant to this Deed Poll which shall be paid by LBG) and such ECN Holder or the Relevant Person (as the case may be) must pay (in the case of the Relevant Person, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes arising by reference to any disposal or deemed disposal of an ECN or interest therein.

12.2
If LBG shall fail to pay any capital, stamp, issue, registration and transfer taxes and duties payable for which it is responsible as provided above, the ECN Holder or Relevant Person, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and LBG as a separate and independent stipulation, covenants to reimburse and indemnify on an after tax basis each ECN Holder or Relevant Person, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.

13	DELIVERY

13.1	LBG will procure that Ordinary Shares to be issued or delivered on a Conversion will be issued or delivered to the holder of the relevant ECNs completing the relevant Conversion

Notice or its nominee. Such Ordinary Shares will be deemed to be issued and delivered as of the Conversion Date. Any Additional Ordinary Shares to be issued and delivered pursuant to Clause 4 will be deemed to be issued or delivered as of the relevant Reference Date.

13.2
Ordinary Shares will be delivered in uncertificated form through the dematerialised securities trading system operated by Euroclear UK & Ireland Limited, known as CREST, unless at the relevant time the Ordinary Shares are not a participating security in CREST, in which case Ordinary Shares will be delivered in certificated form. Where Ordinary Shares are to be delivered through CREST, they will be delivered to the account specified by the relevant ECN Holder in the relevant Conversion Notice or, as the case may be, as specified by the Relevant Person, on the relevant Settlement Date (or, in the case of Additional Ordinary Shares, not later than seven London business days following the Reference Date). Where Ordinary Shares are to be delivered in certificated form, a certificate in respect thereof will be dispatched by mail free of charge to the relevant ECN Holder or as it may direct in the relevant Conversion Notice or, where Ordinary Shares are to be issued or delivered to the Relevant Person pursuant to Clause 11.3 above, as directed by the Relevant Person (in each case uninsured and at the risk of the relevant recipient) within 28 days following the Conversion Date or, as the case may be, the Reference Date.

13.3
The Ordinary Shares will not be available for issue or delivery (i) to, or to a nominee for, Euroclear or Clearstream, Luxembourg or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depositary receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom or (iii) to the CREST account of such a person described in (i) or (ii).

14	ORDINARY SHARES

The Ordinary Shares (including any Additional Ordinary Shares) issued or delivered on Conversion will be fully paid and non-assessable and will in all respects rank pari passu with the fully paid Ordinary Shares in issue on the Conversion Date or, in the case of Additional Ordinary Shares, the relevant Reference Date, except in any such case for any right excluded by mandatory provisions of applicable law, and except that the Ordinary Shares (including any Additional Ordinary Shares) so issued or delivered will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the Conversion Date or, as the case may be, the relevant Reference Date.

15	PURCHASE OR REDEMPTION OF ORDINARY SHARES

LBG or any Subsidiary of LBG may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares or securities of LBG (including Ordinary Shares) or any depositary or other receipts or certificates representing the same without the consent of ECN Holders.

16	NOTICES

Where this Deed Poll requires notices to be given to ECN Holders, such notices shall be given in accordance with Condition 17 of the ECNs or in such other manner as notice to ECN Holders is required or permitted to be given pursuant to the ECNs.

17	COVENANTS

Whilst any ECN remains outstanding, LBG will, save with the approval of an Extraordinary Resolution:

17.1	(other than in connection with a Newco Scheme) not issue or pay up any Securities, in either case by way of capitalisation of profits or reserves, other than:

17.1.1
by the issue of fully paid Ordinary Shares or other Securities to Shareholders and other holders of shares in the capital of LBG which, by their terms, entitle the holders thereof to receive Ordinary Shares or other shares or Securities on a capitalisation of profits or reserves; or

17.1.2	by the issue of Ordinary Shares paid up in full (in accordance with applicable law) and issued wholly, ignoring fractional entitlements, in lieu of the whole or part of a Dividend in cash; or

17.1.3
by the issue of fully paid equity share capital (other than Ordinary Shares) to the holders of equity share capital of the same class and other holders of shares in the capital of LBG which, by their terms, entitle the holders thereof to receive equity share capital (other than Ordinary Shares); or

17.1.4
by the issue of Ordinary Shares or any equity share capital to, or for the benefit of, any employee or former employee, director or executive holding or formerly holding executive office of LBG or any of its Subsidiaries or any associated company or to trustees or nominees to be held for the benefit of any such person, in any such case pursuant to an employee, director or executive share or option scheme whether for all employees, directors, or executives or any one or more of them, unless, in any such case, the same constitutes a Dividend or otherwise gives rise (or would, but for the provisions of Clause 7 relating to roundings and minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price;

17.2	not modify the rights attaching to the Ordinary Shares with respect to voting, dividends or liquidation but so that nothing in this Clause 17.2 shall prevent:

17.2.1	any consolidation, reclassification or subdivision of the Ordinary Shares; or

17.2.2	any modification of such rights which is not, in the determination in good faith of an Independent Financial Adviser, materially prejudicial to the interests of the holders of the ECNs; or

17.2.3
without prejudice to any rule of law or legislation (including regulations made under Sections 783, 784(3), 785 and 788 of the Companies Act or any other provision of that or any other legislation), the conversion of Ordinary Shares into, or the issue of any Ordinary Shares in, uncertificated form (or the conversion of Ordinary Shares in uncertificated form to certificated form) or the amendment of the Articles of Association of LBG to enable title to securities (including Ordinary Shares) to be evidenced and transferred without a written instrument or any other alteration to the Articles of Association of LBG made in connection with the matters described in this Clause 17.2 or which is supplemental or incidental to any of the foregoing (including any amendment made to enable or facilitate procedures relating to such matters and any amendment dealing with the rights and obligations of holders of Securities, including Ordinary Shares, dealt with under such procedures); or

17.2.4
any issue of equity share capital or modification of rights attaching to the Ordinary Shares, where prior thereto LBG shall have instructed an Independent Financial Adviser to determine in good faith what (if any) adjustments should be made to the Conversion Price as being fair and reasonable to take account thereof and such Independent Financial Adviser shall have determined either that no adjustment is required or that an adjustment resulting in a decrease in the Conversion Price is required and, if so, the new Conversion Price as a result thereof and the basis upon which such adjustment is to be made and, in any such case, the date on which the adjustment shall take effect (and so that the adjustment shall be made and shall take effect accordingly);

17.3
procure that no Securities (whether issued by LBG or any Subsidiary of LBG or procured by LBG or any Subsidiary of LBG to be issued or issued by any other person pursuant to any arrangement with LBG or any Subsidiary of LBG) issued without rights to convert into, or exchange or subscribe for, Ordinary Shares shall subsequently be granted such rights exercisable at a consideration per Ordinary Share which is less than 95 per cent. of the Current Market Price per Ordinary Share at the close of business on the last dealing day preceding the date of the first public announcement of the proposed inclusion of such rights unless the same gives rise (or would, but for the provisions of Clause 10 relating to roundings and minimum adjustments or the carry forward of adjustments, give rise) to an adjustment to the Conversion Price and that at no time shall there be in issue Ordinary Shares of differing nominal values, save where such Ordinary Shares have the same economic rights;

17.4
not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

17.5	not reduce its issued share capital, share premium account, capital redemption reserve, or any uncalled liability in respect thereof, or any non-distributable reserves, except:

17.5.1	pursuant to the terms of issue of the relevant share capital; or

17.5.2	by means of a purchase or redemption of share capital of LBG to the extent in any such case permitted by applicable law; or

17.5.3	as permitted by Sections 610(2) and (3) of the Companies Act; or

17.5.4	where the reduction does not involve any distribution of assets to Shareholders; or

17.5.5	solely in relation to a change in the currency in which the nominal value of the Ordinary Shares is expressed; or

17.5.6
a reduction of its share premium account to facilitate the writing off of goodwill arising on consolidation which requires the confirmation of the Court of Session in Scotland or other court of competent jurisdiction and which does not involve the return to Shareholders, either directly or indirectly, of an amount standing to the credit of the share premium account of LBG and in respect of which LBG shall have tendered to the Court of Session in Scotland or other court of competent jurisdiction such undertaking as it may require prohibiting, so long as any of the ECNs remains outstanding, the distribution (except by way of capitalisation issue) of any reserve which may arise in the books of LBG as a result of such reduction; or

17.5.7	to create distributable reserves; or

17.5.8	pursuant to a Newco Scheme; or

17.5.9	by way of transfer to reserves as permitted under applicable law; or

17.5.10
where the reduction is permitted by applicable law and LBG is advised by an Independent Financial Adviser, acting in good faith, that the interests of the ECN Holders will not be materially prejudiced by such reduction; or

17.5.11
where the reduction is permitted by applicable law and results in (or would, but for the provisions of Clause 10 relating to roundings or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made, provided that, without prejudice to the other provisions of these Conditions, LBG may exercise such rights as it may from time to time be entitled pursuant to applicable law to purchase, redeem or buy back its Ordinary Shares and any depositary or other receipts or certificates representing Ordinary Shares without the consent of ECN Holders;

17.6
if any offer is made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) Shareholders other than the offeror and/or any associates (as defined in Section 988(1) of the Companies Act)) of the offeror to acquire the whole or any part of the issued Ordinary Shares, or if any person proposes a scheme with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the ECN Holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agents and, where such an offer or scheme has been recommended by the board of directors of LBG, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all reasonable endeavours to procure that a like offer or scheme is extended to the holders of any Ordinary Shares issued during the period of the offer or scheme arising out of the Conversion and/or to the holders of the ECNs (which like offer or scheme in respect of such ECN Holders shall entitle any such ECN Holders to receive the same type and amount of consideration it would have received had it held the number of Ordinary Shares to which such ECN Holder would be entitled assuming Conversion in the relevant period);

17.7
in the event of an Exempt Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that, immediately after completion of the Scheme of Arrangement, such amendments are made to this Deed Poll as are necessary to ensure that the ECNs may be converted into or exchanged for ordinary shares or units or the equivalent in Newco mutatis mutandis in accordance with and subject to this Deed Poll and the ordinary shares or units or the equivalent of Newco are:

17.7.1	admitted to the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange’s EEA Regulated Market; or

17.7.2	listed and admitted to trading on another Recognised Stock Exchange;

17.8	issue, allot and/or deliver Ordinary Shares upon Conversion subject to and as provided in this Deed Poll;

17.9
use all reasonable endeavours to ensure that its issued and outstanding Ordinary Shares and the Ordinary Shares issued upon Conversion shall be admitted to listing and trading on the Relevant Stock Exchange or admitted to listing on another regulated, regularly operating, recognised stock exchange or securities market (and provided always that such Ordinary Shares are listed on a recognised stock exchange for the purposes of Section 1005 of the Income Tax Act 2007);

17.10
at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient Ordinary Shares to enable Conversion of the ECNs, and all other rights of subscription and exchange for Ordinary Shares, to be satisfied in full; and

17.11
where the provisions of this Deed Poll require or provide for a determination by an Independent Financial Adviser, LBG shall use all reasonable endeavours promptly to appoint an Independent Financial Adviser for such purpose.

18	MODIFICATIONS, AMENDMENTS AND WAIVERS

18.1
LBG may, without the consent of ECN Holders or any other person, make any modification or amendment to this Deed Poll: (i) that is in its opinion of a formal, minor or technical nature or is made to correct a manifest or proven error; or (ii) that is in its opinion not materially prejudicial to the interests of the ECN Holders; or (iii) that is approved by an Extraordinary Resolution of the ECN Holders.

18.2	The Trustee will have no power to agree to any modification of the Deed Poll on behalf of the ECN Holders.

18.3	A memorandum of every such supplemental deed poll shall be endorsed on this Deed Poll.

18.4	Any such amendment to this Deed Poll shall be notified by LBG to the ECN Holders in accordance with the Conditions.

18.5
Provisions for convening meetings of ECN Holders to consider any matter affecting their interests, including the modification or any waiver by Extraordinary Resolution of ECN Holders of this Deed Poll are contained in the Trust Deed and are deemed to be incorporated herein. An Extraordinary Resolution passed at a meeting of ECN Holders duly convened and held in accordance with the Trust Deed shall be binding upon all the ECN Holders, whether or not present at the meeting and each of the ECN Holders shall be bound to give effect to it accordingly.

19	ENFORCEMENT

19.1
An ECN Holder may, at its discretion, and without notice institute such proceedings against LBG as it may think fit to enforce any term or condition binding on LBG under this Deed Poll, but may not take any proceedings to enforce any obligation of LBG under or arising from this Deed Poll for the payment of any sum (including any damages awarded for breach of any obligations) other than instituting proceedings for the winding-up of LBG, proving in any winding-up of LBG and/or claiming in any liquidation of LBG. No payment in respect of this Deed Poll (including any damages as aforesaid) may be made by LBG nor will the ECN Holders accept the same, otherwise than during or after a winding-up or liquidation of LBG, unless LBG has given prior written notice to, and received no objection from, the FSA, which LBG shall confirm to the ECN Holders. No remedy against LBG, other than as referred to in this Clause 19 shall be available to the ECN Holders, including for the recovery of amounts owing in respect of any breach by LBG of any of its other obligations under or in respect of this Deed Poll.

19.2
In any winding-up or administration of LBG, the claims of ECN Holders (other than to the extent such claims relate to a failure to deliver Ordinary Shares on Conversion) shall be subordinated and rank mutatis mutandis as provided in Condition 4(b) of the ECNs as if references therein to the Guarantor were references to LBG and the claims of ECN Holders (to the extent such claims relate to a failure to deliver Ordinary Shares on Conversion) shall be subordinated such that, in such winding-up or administration, the ECN Holders shall be entitled to receive only such amounts (if any) as they would have received if they had been the holders of such Ordinary Shares.

19.3	For the avoidance of doubt, the Trustee will have no power of enforcement or otherwise under or in respect of this Deed Poll on behalf of ECN Holders.

20	GENERAL

20.1
LBG hereby acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Deed Poll shall enure to each and every ECN Holder from time to time and to the Issuers and the Guarantors.

20.2
The relevant Issuer, relevant Guarantor(s) and ECN Holders shall be entitled severally to enforce the said covenants, obligations and conditions against LBG (in the case of ECN Holders, insofar as each ECN held by him is concerned), without the need to join any intervening or other ECN Holders or any other person whatsoever in the proceedings for such enforcement.

21	NOTICES

21.1	All notices to the ECN Holders hereunder shall be valid if given in accordance with the Conditions.

21.2
Any notice or demand to be given to LBG under this Deed Poll shall be given to it at its address specified above or such other address as shall have been notified to the ECN Holders for the purpose and shall be marked for the attention of Group Funding and Capital Markets Issuance Director, Group Corporate Treasury.

22	DEPOSIT OF DEED POLL

This Deed Poll shall be deposited with the Issuing, Paying and Conversion Agent as of the date hereof. Copies of this Deed Poll shall be available for inspection during usual business hours at the principal office for the time being of the Issuing, Paying and Conversion Agent and at the specified office of each of the other Paying and Conversion Agents.

23	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term of this Deed Poll under the Contracts (Rights of Third Parties) Act 1999.

24	GOVERNING LAW

24.1	Governing Law: This Deed Poll and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

24.2
Jurisdiction: The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Deed Poll and accordingly any legal action or proceedings arising out of or in connection with this Deed Poll (“Proceedings”) may be brought in such courts. LBG irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are for the benefit of the ECN Holders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

IN WITNESS whereof this Deed Poll has been executed and delivered as a deed on behalf of LLOYDS BANKING GROUP PLC on the day and year first above written.

SIGNED as a DEED by Lloyds Banking Group plc acting by its attorneys

Authorised Signatory:	RICHARD SHRIMPTON
in the presence of:
Witness’s signature:	LOUISE PILSWORTH
Name:
Address:	10 GRESHAM STREET, LONDON